EXHIBIT 99.1

LOOP INDUSTRIES reports FIRST quarter fiscal 2023 results AND PROVIDES UPDATE ON CONTINUING BUSINESS DEVELOPMENTS

Loop Management to hold update call at 10:00am et, on THURSDAY july 14th, 2022

MONTREAL, QC/ACCESSWIRE/JULY 13, 2022 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company” or “Loop”), a clean technology company whose mission is to accelerate a circular plastics economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, today provided an update on its activities and reported its consolidated financial results for the first quarter of fiscal year 2023.

Terrebonne, Quebec Facility Producing to Support Consumer Brands

Loop has completed upgrades at its Terrebonne, Quebec facility and increased production capacity at the plant. The facility is producing purified Loop™ DMT and MEG which are then polymerized into food grade and fiber grade Loop™ PET resin. Loop is supplying materials to leading consumer brand companies which will incorporate the Loop™ brand into their packaging and products. The Terrebonne facility also continues to support our customers and partners with full R&D and analytical capabilities.

Infinite Loop™ North America

The basic design engineering package (“BDP”) and feasibility study for the Infinite Loop™ facility in Bécancour Quebec have been completed and we are advancing on the detailed plant engineering with selected vendors. The BDP engineering package is the foundation for which all of the Infinite Loop™ projects in Asia, Europe and North America will be built. Loop continues to make progress towards securing additional multi-year contracts and is focused on implementing its financing plan for commercialization.

Infinite Loop™ Europe

On June 16, 2022, Loop and SUEZ announced that SK Geo Centric (“SKGC”) will become an equal partner in the strategic partnership which was formed to build the first Infinite Loop™ manufacturing facility in Europe.

Infinite Loop™ Asia

Loop and its strategic partner, SK Geo Centric, which have signed a memorandum of understanding (“MOU”) to form a JV, continue to collaborate closely as Loop progresses towards commercialization of its technology. A minimum of four facilities are planned as part of the Asian JV, with the first facility targeted to break ground in 2023 in Ulsan, South Korea.

CEO Comment

Daniel Solomita, Founder and CEO of Loop Industries, commented on the recent updates, saying: “Loop has continued to increase the output of our Terrebonne facility in order to meet demand from consumer brand companies. From a technology and manufacturing perspective, all elements are in place to begin large scale commercial manufacturing of sustainable plastics with manufacturing facilities in North America, Europe and Asia. The current focus of the company is now on implementing our financing plans for these projects and finalizing formal joint venture documentation. We continue to be excited about the transformative potential of Loop’s technology as a solution for plastic waste and our prospects to create long term value for our shareholders.”

Corporate Update Call

Senior Management of Loop Industries, will host a corporate update call, followed by a question-and-answer session, which can be accessed via the dial-in numbers below.

Date:    Thursday, July 14, 2022

Time:    10:00 am Eastern Time

Participant joining details (by Telephone):

Canada dial-in number (Toll Free): 1 833 950 0062

Canada dial-in number (Local): 1 226 828 7575

United States dial-in number (Toll Free): 1 833 927 1758

United States (Local): 1 646 904 5544

Austria dial-in number (Toll Free): 43 800 802 264

Belgium dial-in number (Toll Free): 32 800 548 13

Brazil dial-in number (Toll Free): 55 800 8783 104

Denmark dial-in number (Toll Free): 45 808 26 897

France dial-in number (Local) 33 8056 20 704

Hungary dial-in number (Toll Free): 36 80 088 533

Ireland dial-in number (Toll Free): 353 180 081 6573

Mexico dial-in number (Toll Free): 52 8009 531 676

Norway dial-in number (Toll Free): 47 800 24 889

Philippines dial-in number (Toll Free): 63 1800 1320 0018

Portugal dial-in number (Toll Free): 351 800 181 748

Spain dial-in number (Toll Free): 34 900 861 211

United Kingdom dial-in number (Toll Free): 44 808 189 6484

UAE dial-in number (Toll Free): 971 800 0357 70181

All other locations: +1 929 526 1599

Access code: 979357

Press *1 to ask a question, *2 to withdraw your question, or *0 for operator assistance.

Accessing the telephone replay

A recording will be available until Thursday, July 28 2022

UK (Local): 0204 525 0658

US (Local): 1 929 458 6194

US Toll Free: 1 866 813 9403

Canada: 1 226 828 7578

All other locations: +44 204 525 0658

Access Code: 385530

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First Quarter Fiscal 2023 Financial Results

The following table summarizes our operating results for the three-month periods ended May 31, 2022 and 2021, in U.S. Dollars.

	Three months ended May 31,
	2022	2021	Change
Revenues	$-	$-	$-

Expenses
Research and development
Machinery and equipment expenditures	1,889,656	2,622,892	(733,236)
External engineering	1,595,614	2,903,448	(1,307,834)
Employee compensation	1,890,846	1,690,583	200,263
Stock-based compensation	396,495	395,545	950
Plant and laboratory operating expenses	744,541	691,537	53,004
Other	283,332	333,900	(50,568)
Total research and development	6,800,484	8,637,905	(1,837,421)

General and administrative
Professional fees	798,983	1,631,451	(832,468)
Employee compensation	714,740	845,035	(130,295)
Stock-based compensation	8,069,813	(383,630)	8,453,443
Directors and officers insurance	1,102,541	868,647	233,894
Other	350,564	199,068	151,496
Total general and administrative	11,036,641	3,160,571	7,876,070

Depreciation and amortization	138,541	132,001	6,540
Interest and other financial expenses	41,329	30,588	10,741
Interest income	(13,193)	(9,761)	(3,432)
Foreign exchange loss	2,137	206,060	(203,923)
Total expenses	18,005,939	12,157,364	5,848,575
Net loss	$(18,005,939)	$(12,157,364)	$(5,848,575)

The net loss for the three-month period ended May 31, 2022 increased $5.85 million to $18.01 million, as compared to the net loss for the three-month period ended May 31, 2021 which was $12.16 million. The increase is primarily due to increased general and administrative expenses of $7.88 million, partially offset by lower research and development expenses of $1.84 million.

The $7.88 million increase in general and administrative expenses for the three-month period ended May 31, 2022 was primarily attributable to increased stock-based compensation expense of $8.45 million, of which $7.74 million was related to the achievement of a performance milestone for 1,000,000 RSUs following the execution of a supply agreement with a customer. The increase in stock-based compensation for the three-month period ended May 31, 2022 was also attributable to RSU forfeitures for an amount of $0.94 million accounted for as a reversal of stock-based compensation in the three-month period ended May 31, 2021. These increases were partially offset by decreased professional fees of $0.83 million.

The $1.84 million decrease in research and development expenses for the three-month period ended May 31, 2022 was primarily attributable to the following:

•

$1.31 million decrease in external engineering expenses for our basic design package for the Infinite Loop™ full-scale manufacturing facilities, which was completed in the three-month period ended May 31, 2022;

•	$0.73 million decrease in purchases of machinery and equipment used at the Terrebonne facility.

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Loop Industries, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended
	May 31, 2022	May 31, 2021
Revenue	$-	$-

Expenses :
Research and development	6,800,484	8,637,905
General and administrative	11,036,641	3,160,571
Depreciation and amortization	138,541	132,001
Interest and other financial expenses	41,329	30,588
Interest income	(13,193)	(9,761)
Foreign exchange loss	2,137	206,060
Total expenses	18,005,939	12,157,364

Net loss	(18,005,939)	(12,157,364)

Other comprehensive loss -
Foreign currency translation adjustment	(4,766)	206,815
Comprehensive loss	$(18,010,705)	$(11,950,549)

Net Loss per share
Basic and diluted	$(0.38)	$(0.29)
Weighted average common shares outstanding
Basic and diluted	47,400,571	42,433,107

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Loop Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	As at
	May 31, 2022	February 28, 2022

Assets
Current assets
Cash and cash equivalents	$32,400,737	$44,061,427
Sales tax, tax credits and other receivables	1,126,151	1,716,262
Prepaid expenses and deposits	3,773,125	2,965,646
Assets held for sale	3,402,677	3,389,279
Total current assets	40,702,690	52,132,614
Investment in joint venture	380,922	380,922
Property, plant and equipment, net	5,580,748	5,692,862
Intangible assets, net	1,067,398	1,013,801
Total assets	$47,731,758	$59,220,199

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$7,849,416	$9,846,815
Current portion of long-term debt	129,889	-
Total current liabilities	7,979,305	9,846,815
Long-term debt	3,301,869	3,378,403
Total liabilities	11,281,174	13,225,218

Stockholders’ Equity
Series A Preferred stock par value $0.0001; 25,000,000 shares authorized; one share issued and outstanding	-	-
Common stock par value $0.0001; 250,000,000 shares authorized; 47,400,709 shares issued and outstanding (February 28, 2022 – 47,388,056)	4,741	4,740
Additional paid-in capital	158,863,011	150,396,704
Additional paid-in capital – Warrants	30,272,496	30,272,496
Accumulated deficit	(152,588,865)	(134,582,926)
Accumulated other comprehensive loss	(100,799)	(96,033)
Total stockholders’ equity	36,450,584	45,994,981
Total liabilities and stockholders’ equity	$47,731,758	$59,220,199

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Loop Industries, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended May 31,
	2022	2021
Cash Flows from Operating Activities
Net loss	$(18,005,939)	$(12,157,364)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	138,541	132,001
Stock-based compensation expense	8,466,307	15,357
Accretion and accrued interest expenses	39,794	21,408
Changes in operating assets and liabilities:
Sales tax and tax credits receivable	593,931	287,116
Prepaid expenses	(796,491)	(1,326,519)
Accounts payable and accrued liabilities	(2,012,387)	622,443
Net cash used in operating activities	(11,576,244)	(12,405,558)

Cash Flows from Investing Activities
Additions to property, plant and equipment	-	(4,867,007)
Additions to intangible assets	(69,247)	(52,319)
Net cash used in investing activities	(69,247)	(4,919,326)

Cash Flows from Financing Activities
Repayment of long-term debt	-	(14,496)
Net cash (used) provided by financing activities	-	(14,496)

Effect of exchange rate changes	(15,199)	154,491
Net decrease in cash	(11,660,690)	(17,184,889)
Cash, beginning of period	44,061,427	35,221,951
Cash, end of period	$32,400,737	$18,037,062

Supplemental Disclosure of Cash Flow Information:
Income tax paid	$-	$-
Interest paid	$-	$9,178
Interest received	$13,193	$9,761

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About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “should,” “could,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or “continue” the negative of such terms or similar words. These forward-looking statements include, without limitation, statements about Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, market trends, and the effectiveness of Loop’s internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of Loop’s technology and products, (ii) Loop’s status of relationship with partners, (iii) development and protection of Loop’s intellectual property and products, (iv) industry competition, (v) Loop’s need for and ability to obtain additional funding relative to its current and future financial commitments, (vi) engineering, contracting and building Loop’s manufacturing facility, (vii) Loop’s ability to scale, manufacture and sell its products in order to generate revenues, (viii) Loop’s proposed business model and its ability to execute thereon, (ix) adverse effects on Loop’s business and operations as a result of increased regulatory, media or financial reporting scrutiny and practices, rumors or otherwise, (x) disease epidemics and health related concerns, such as the current outbreak of additional variants of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of Loop’s employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment, (xi) the outcome of the current SEC investigation or recent class action litigation filed against Loop, (xii) Loop’s ability to hire and/or retain qualified employees and consultants and (xiii) other factors discussed in Loop’s subsequent filings with the Securities and Exchange Commission (“SEC”). More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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For More Information:

Investor Relations:

Kevin C. O’Dowd, Vice-President Communications & Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

Media Inquiries:

Andrea Kostiuk, VP Marketing & Communications

Loop Industries, Inc.

+1 (450) 951-8555

akostiuk@loopindustries.com

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